Exhibit 99.1

ORION GROUP HOLDINGS REPORTS

SECOND QUARTER 2026 RESULTS

HOUSTON – July 28, 2026 – Orion Group Holdings, Inc. (NYSE: ORN) (the “Company” or “Orion”), a leading specialty construction company, today reported its financial results for the second quarter ended

June 30, 2026, and updated its full-year 2026 outlook.

Highlights for the quarter ended June 30, 2026

●Revenue of $221.9 million, GAAP net loss of $4.1 million, or $0.10 per diluted share, Adjusted EBITDA of $7.9 million and Adjusted EPS of $0.02 per diluted share
●Booked awards and change orders of $277 million; book-to-bill of 1.25X in the quarter
●Reset full-year 2026 guidance

“In the quarter, Orion delivered solid year-over-year revenue growth and project bookings, reflecting favorable demand in our end markets. Our confidence in the long-term opportunities across our Marine and Concrete businesses remains robust, and our pipeline of opportunities has grown to approximately $27 billion. Recent awards across both of our businesses reinforce our competitive position in attractive end markets, spanning defense infrastructure, port and transportation infrastructure, data centers, healthcare and advanced manufacturing. With a growing opportunity pipeline, expanded capabilities, and an outstanding team delivering projects that matter, our conviction in Orion's long-term growth trajectory is strong,” said Travis Boone, Chief Executive Officer of Orion.

“Our Concrete business posted excellent results reporting over 30% revenue growth and over 45% adjusted EBITDA growth in the quarter benefitting from expansion of site civil services, favorable utilization and solid execution. Marine contract revenue and adjusted EBITDA were down primarily due to the timing of project start-ups and lower equipment utilization, and we have reset our full year 2026 guidance accordingly.  Today, we have strong visibility into the remainder of the year with nearly 90% of Marine work under contract and strong Concrete momentum to achieve our updated guidance,” concluded Boone.

Second Quarter 2026 Results

Amounts in the table are in millions, except per share information

	Quarter Ended
	June 30,	June 30,
	2026	2025
Revenue	$221.9	$205.3
GAAP Net (Loss) Income	$(4.1)	$0.8
GAAP Earnings Per Share (“EPS”)	$(0.10)	$0.02
Adjusted EBITDA	$7.9	$11.0
Adjusted EPS	$0.02	$0.07

See definitions and reconciliation of non-GAAP measures elsewhere in this release.

Contract revenues of $221.9 million in the second quarter of 2026 increased $16.6 million, or 8%, from $205.3 million in the second quarter of last year. The increase was driven by the Concrete segment, reflecting strong demand, new project awards and higher volumes. This increase was partially offset by a reduction in Marine revenue, primarily attributable to the timing of project start-ups due to client-related issues such as site readiness and timing of delivery of client-provided materials.

Gross profit was $22.9 million in the second quarter of 2026, a decrease of $2.9 million, or 11%, from $25.8 million in the second quarter of 2025. The decrease was primarily driven by lower Marine volume and equipment utilization. The decrease was partially offset by favorable project execution within the Concrete segment.

Selling, general and administrative expenses were $24.4 million for the second quarter of 2026, up from $22.8 million in the second quarter of last year, primarily attributable to costs to support business growth.

GAAP net loss for the quarter ended June 30, 2026 was $4.1 million, or $0.10 per diluted share, compared to net income of $0.8 million, or $0.02 per diluted share, in the second quarter of last year.

Adjusted EBITDA for the second quarter of 2026 was $7.9 million, compared to $11.0 million in the second quarter of 2025.

Backlog

Amounts in the table are in millions

	June 30,	December 31,
	2026	2025
Marine	$554	$480
Concrete	168	160
Total	$722	$640

Second quarter 2026 backlog included approximately $277 million in new awards. Second quarter Marine awards included a major port terminal expansion project, a large dredging project and a jetty rehabilitation project. Recent Concrete awards included several data centers and expanded site work as well as healthcare and advanced manufacturing.

Balance Sheet Update

As of June 30, 2026, working capital was $92 million, including unrestricted cash and cash equivalents of $2.5 million. Total debt outstanding was $99 million, with $76 million of outstanding borrowings under the UMB Credit Facility.

Guidance

The following forward-looking guidance reflects the Company’s current expectations and beliefs as of July 28, 2026, and is subject to change. The following statements apply only as of the date of this press release and are expressly qualified in their entirety by the cautionary statements included elsewhere in this press release.

The Company provided the following revised guidance for the full year 2026:

In millions, except per share amounts and percentages

	Revised Estimated Range for Full-Year Ended
	December 31, 2026
	Low	High	Annual Growth	Previous
	Estimate	Estimate	at Midpoint	Guidance
Revenue	$900	$950	9%	No Change
Adjusted EBITDA	$50	$54	15%	$54-$58
Adjusted EPS	$0.23	$0.30	6%	$0.36-$0.42
Capital Expenditures	$25	$35	—	No Change

Conference Call Details

Orion Group Holdings will host a conference call to discuss the second quarter 2026 financial results at 9:00 a.m. Eastern Time/8:00 a.m. Central Time on Wednesday, July 29, 2026. To participate, please call (844) 481-2994 and ask for the Orion Group Holdings conference call. A live audio webcast of the call will also be available on the Investor Relations section of Orion’s website at https://www.oriongroupholdingsinc.com/investor/ and will be archived for replay.

About Orion Group Holdings

Orion Group Holdings, Inc., a leading specialty construction company serving the infrastructure, industrial and building sectors, provides services both on and off the water in the continental United States, Alaska, Hawaii, Canada and the Caribbean Basin through its marine segment and its concrete segment. The Company’s Marine segment provides construction and dredging services relating to marine transportation facility construction, marine pipeline construction, marine environmental structures, dredging of waterways, channels and ports, environmental dredging, design and specialty services. Its Concrete segment provides turnkey concrete construction services including place and finish, site prep, layout, forming, and rebar placement for large commercial, structural and other associated business areas. The Company is headquartered in Houston, Texas. The Company’s website is located at: https://www.oriongroupholdingsinc.com.

Backlog Definition

Backlog consists of projects under contract that have either (a) not been started, or (b) are in progress but are not yet complete. The Company cannot guarantee that the revenue implied by its backlog will be realized, or, if realized, will result in earnings or profitability. Backlog can fluctuate from period to period due to the timing and execution of contracts. The typical duration of the Company’s Concrete projects ranges from six to twelve months and Marine projects range from 18 to 24 months. The Company's backlog at any point in time includes both revenue it expects to realize during the next twelve-month period as well as revenue it expects to realize in future years.

Non-GAAP Financial Measures

This press release includes the financial measures “adjusted net income/loss,” “adjusted earnings/loss per share,” “EBITDA,” “Adjusted EBITDA,” and “Adjusted EBITDA margin.”  These measurements are determined by methods other than in accordance with U.S. generally accepted accounting principles (“GAAP”) and are “non-GAAP financial measures” under rules of the U.S. Securities and Exchange Commission, including Regulation G. The non-GAAP financial information may be determined or calculated differently by other companies that use similarly titled measures. By reporting such non-GAAP financial information, the Company does not intend to give such information greater prominence than comparable GAAP financial information. Investors are urged to consider these non-GAAP measures in addition to and not in substitute for measures prepared in accordance with GAAP.

Adjusted net income/loss and adjusted earnings/loss per share should not be viewed as an equivalent financial measure to net income/loss or earnings/loss per share. Adjusted net income/loss and adjusted earnings/loss per share exclude certain items that management believes are one-time items or items whose timing or amount cannot be reasonably estimated. The Company believes these adjusted financial measures are a useful supplement to earnings/loss calculated in accordance with GAAP.

Orion defines EBITDA as net income/loss before net interest expense, income taxes, depreciation and amortization. Adjusted EBITDA is calculated by adjusting EBITDA for certain items that management believes are one-time items or items whose timing or amount cannot be reasonably estimated, such as non-cash share-based compensation, enterprise resource planning implementation, severance, process improvement initiatives and acquisition and integration costs. Adjusted EBITDA margin is calculated by dividing Adjusted EBITDA for the period by contract revenues for the period. The GAAP financial measure that is most directly comparable to EBITDA and Adjusted EBITDA is net income, while the GAAP financial measure that is most directly comparable to Adjusted EBITDA margin is operating margin, which represents operating income divided by contract revenues. EBITDA, Adjusted EBITDA and Adjusted EBITDA margin are used internally to evaluate current operating expense, operating efficiency, and operating profitability on a variable cost basis, by excluding the depreciation and amortization expenses, primarily related to capital expenditures and acquisitions, and net interest and tax expenses. Additionally, EBITDA, Adjusted EBITDA and Adjusted EBITDA margin provide useful information regarding the Company's ability to meet future debt service and working capital requirements while providing an overall evaluation of the Company’s financial condition. In addition, EBITDA is used internally for incentive compensation purposes. The Company includes EBITDA, Adjusted EBITDA and Adjusted EBITDA margin to provide transparency to investors as they are commonly used by investors and others in assessing performance. EBITDA, Adjusted EBITDA and Adjusted EBITDA margin have certain limitations as analytical tools and should not be used as a substitute for operating margin, net income, cash flows, or other data prepared in accordance with GAAP, or as a measure of the Company’s profitability or liquidity.

Forward-Looking Statements

The matters discussed in this press release may constitute or include projections or other forward-looking statements within the meaning of the “safe harbor” provisions of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended, of which provisions the Company is availing itself. Certain forward-looking statements can be identified by the use of forward-looking terminology, such as “believes,” ”expects,” “may,” ”will,” ”could,” ”should,” ”seeks,” ”approximately,” ”intends,” “plans,” ”estimates,” or “anticipates,” or the negative thereof or other comparable terminology, or by discussions of strategy, plans, objectives, intentions, estimates, forecasts, guidance, outlook, assumptions, or goals. In particular, statements regarding our pipeline of opportunities, achievement of strategic priorities, position for growth, financial guidance and future operations or results, including those set forth in this press release, and any other statement, express or implied, concerning financial guidance or future operating results or the future generation of or ability to generate revenues, income, net income, gross profit, EBITDA, Adjusted EBITDA, Adjusted EBITDA margin, or cash flow, including to service debt or maintain compliance with debt covenants, and including any estimates, guidance, forecasts or assumptions regarding future revenues or revenue growth, are forward-looking statements. Forward-looking statements also include project award announcements, estimated project start dates, ramp-up of contract activity and contract options, which may or may not be awarded in the future. Forward-looking statements involve risks, including those associated with the Company's fixed price contracts that impacts profits, unforeseen productivity delays that may alter the final profitability of the contract, cancellation of the contract by the customer for unforeseen reasons, delays or decreases in funding by the customer, levels and predictability of government funding or other governmental budgetary constraints, and any potential contract options that may or may not be awarded in the future, and are at the sole discretion of award by the customer. Past performance is not necessarily an indicator of future results. Considering these and other uncertainties, the inclusion of forward-looking statements in this press release should not be regarded as a representation by the Company that the Company's plans, estimates, forecasts, goals, intentions, or objectives will be achieved or realized. Readers are cautioned not to place undue reliance on these forward-looking statements, which speak only as of the date hereof. The Company assumes no obligation to update information contained in this press release whether as a result of new developments or otherwise, except as required by law.

Please refer to the Company's 2025 Annual Report on Form 10-K, filed on March 4, 2026 which is available on its website at www.oriongroupholdingsinc.com or at the SEC's website at www.sec.gov, and filings and press releases subsequent to such Annual Report on Form 10-K for additional and more detailed discussion of risk factors that could cause actual results to differ materially from our current expectations, estimates or forecasts.

Contact:

Margaret Boyce

346-278-3762

mboyce@orn.net

Source: Orion Group Holdings, Inc.

Orion Group Holdings, Inc. and Subsidiaries

Condensed Consolidated Statements of Operations

(In Thousands, Except Share and Per Share Information)

(Unaudited)

	Three Months Ended		Six Months Ended
	June 30,		June 30,
	2026	2025	2026	2025
Contract revenues	$221,878	$205,286	$438,179	$393,939
Costs of contract revenues	198,951	179,489	389,373	345,127
Gross profit	22,927	25,797	48,806	48,812
Selling, general and administrative expenses	24,395	22,774	51,104	45,319
Gain on disposal of assets, net	(153)	(409)	(188)	(772)
Operating (loss) income	(1,315)	3,432	(2,110)	4,265
Other (expense) income:
Interest expense	(2,505)	(2,920)	(4,036)	(5,254)
Other income	149	117	310	344
Other expense, net	(2,356)	(2,803)	(3,726)	(4,910)
(Loss) income before income taxes	(3,671)	629	(5,836)	(645)
Income tax expense (benefit)	474	(212)	(6,378)	(72)
Net (loss) income	$(4,145)	$841	$542	$(573)

Basic (loss) income per share	$(0.10)	$0.02	$0.01	$(0.01)
Diluted (loss) income per share	$(0.10)	$0.02	$0.01	$(0.01)
Shares used to compute (loss) income per share
Basic	40,479,053	39,765,051	40,295,569	39,412,681
Diluted	40,479,053	39,791,164	40,325,118	39,412,681

Orion Group Holdings, Inc. and Subsidiaries

Reconciliation of Adjusted Net (Loss) Income

(In Thousands, Except Per Share Information)

(Unaudited)

	Three Months Ended		Six Months Ended
	June 30,		June 30,
	2026	2025	2026	2025
Net (loss) income	$(4,145)	$841	$542	$(573)
Adjusting items and the tax effects:
Non-cash share-based compensation	2,006	1,519	3,393	2,642
Enterprise resource planning (“ERP”) implementation	54	225	135	830
Severance	—	547	—	577
Process improvement initiatives	—	—	—	138
Acquisition and integration costs	21	—	1,634	—
Amortization of purchased intangibles	395	—	785	—
Tax rate of 23% applied to adjusting items(1)	(570)	(527)	(1,368)	(963)
Reversal of the impact of valuation allowances	3,208	76	(2,187)	290
Adjusted net income	$969	$2,681	$2,934	$2,941
Adjusted EPS	$0.02	$0.07	$0.07	$0.07

(1)	Items are taxed discretely using the Company's blended tax rate.

Orion Group Holdings, Inc. and Subsidiaries

Adjusted EBITDA and Adjusted EBITDA Margin Reconciliations

(In Thousands, Except Margin Data)

(Unaudited)

	Three Months Ended		Six Months Ended
	June 30,		June 30,
	2026	2025	2026	2025
Net (loss) income	$(4,145)	$841	$542	$(573)
Income tax expense (benefit)	474	(212)	(6,378)	(72)
Interest expense, net	2,449	2,827	3,893	4,968
Depreciation and amortization	7,004	5,231	13,391	10,634
EBITDA(1)	5,782	8,687	11,448	14,957
Non-cash share-based compensation	2,006	1,519	3,393	2,642
ERP implementation	54	225	135	830
Severance	—	547	—	577
Process improvement initiatives	—	—	—	138
Acquisition and integration costs	21	—	1,634	—
Adjusted EBITDA(2)	$7,863	$10,978	$16,610	$19,144
Adjusted EBITDA margin(2)	3.5%	5.3%	3.8%	4.9%

(1)	EBITDA is a non-GAAP measure that represents earnings before interest, taxes, depreciation and amortization.
(2)	Adjusted EBITDA is a non-GAAP measure that represents EBITDA adjusted for non-cash share-based compensation, ERP implementation, severance, process improvement initiatives and acquisition and integration costs. Adjusted EBITDA margin is a non-GAAP measure calculated by dividing Adjusted EBITDA by contract revenues.

Orion Group Holdings, Inc. and Subsidiaries

Adjusted EBITDA and Adjusted EBITDA Margin Reconciliations by Segment

(In Thousands, Except Margin Data)

(Unaudited)

	For the Three Months Ended June 30, 2026
	Marine	Concrete	General Corporate	Consolidated
Contract revenues	$130,842	$91,036	$—	$221,878

Operating income (loss)	7,701	4,199	(13,215)	(1,315)
Other income	74	—	19	93
Depreciation and amortization	5,525	767	712	7,004
EBITDA(1)	13,300	4,966	(12,484)	5,782
Non-cash share-based compensation	509	258	1,239	2,006
ERP implementation	—	—	54	54
Acquisition and integration costs	—	—	21	21
Adjusted EBITDA(2)	$13,809	$5,224	$(11,170)	$7,863
Adjusted EBITDA margin(2)	10.6%	5.7%		3.5%

	For the Three Months Ended June 30, 2025
	Marine	Concrete	General Corporate	Consolidated
Contract revenues	$135,302	$69,984	$—	$205,286

Operating income (loss)	13,661	2,593	(12,822)	3,432
Other income	—	1	23	24
Depreciation and amortization	4,226	858	147	5,231
EBITDA(1)	17,887	3,452	(12,652)	8,687
Non-cash share-based compensation	242	133	1,144	1,519
ERP implementation	—	—	225	225
Severance	—	—	547	547
Adjusted EBITDA(2)	$18,129	$3,585	$(10,736)	$10,978
Adjusted EBITDA margin(2)	13.4%	5.1%		5.3%

(1)	EBITDA is a non-GAAP measure that represents earnings before interest, taxes, depreciation and amortization.
(2)	Adjusted EBITDA is a non-GAAP measure that represents EBITDA adjusted for non-cash share-based compensation, ERP implementation, severance, process improvement initiatives and acquisition and integration costs. Adjusted EBITDA margin is a non-GAAP measure calculated by dividing Adjusted EBITDA by contract revenues.

Orion Group Holdings, Inc. and Subsidiaries

Adjusted EBITDA and Adjusted EBITDA Margin Reconciliations by Segment

(In Thousands, Except Margin Data)

(Unaudited)

	For the Six Months Ended June 30, 2026
	Marine	Concrete	General Corporate	Consolidated
Contract revenues	$240,971	$197,208	$—	$438,179

Operating income (loss)	14,281	11,935	(28,326)	(2,110)
Other income	96	—	71	167
Depreciation and amortization	10,506	1,467	1,418	13,391
EBITDA(1)	24,883	13,402	(26,837)	11,448
Non-cash share-based compensation	844	434	2,115	3,393
ERP implementation	—	—	135	135
Acquisition and integration costs	—	—	1,634	1,634
Adjusted EBITDA(2)	$25,727	$13,836	$(22,953)	$16,610
Adjusted EBITDA margin(2)	10.7%	7.0%		3.8%

	For the Six Months Ended June 30, 2025
	Marine	Concrete	General Corporate	Consolidated
Contract revenues	$262,465	$131,474	$—	$393,939

Operating income (loss)	25,983	4,402	(26,120)	4,265
Other income	—	11	47	58
Depreciation and amortization	8,604	1,730	300	10,634
EBITDA(1)	34,587	6,143	(25,773)	14,957
Non-cash share-based compensation	522	224	1,896	2,642
ERP implementation	—	—	830	830
Severance	—	16	561	577
Process improvement initiatives	—	—	138	138
Adjusted EBITDA(2)	$35,109	$6,383	$(22,348)	$19,144
Adjusted EBITDA margin(2)	13.4%	4.9%		4.9%

(1)	EBITDA is a non-GAAP measure that represents earnings before interest, taxes, depreciation and amortization.
(2)	Adjusted EBITDA is a non-GAAP measure that represents EBITDA adjusted for non-cash share-based compensation, ERP implementation, severance, process improvement initiatives and acquisition and integration costs. Adjusted EBITDA margin is a non-GAAP measure calculated by dividing Adjusted EBITDA by contract revenues.

Orion Group Holdings, Inc. and Subsidiaries

Condensed Consolidated Statements of Cash Flows

(In Thousands)

(Unaudited)

	Six Months Ended June 30,
	2026	2025
Cash flows from operating activities
Net income (loss)	$542	$(573)
Adjustments to reconcile net income (loss) to net cash used in operating activities:
Depreciation and amortization	9,834	6,886
Amortization of right-of-use (“ROU”) operating leases	2,860	4,848
Amortization of ROU finance leases	3,723	4,360
Non-cash interest expense on seller note	630	—
Deferred income taxes	(6,117)	2
Share-based compensation	3,393	2,642
Gain on disposal of assets, net	(189)	(772)
Allowance for credit losses	(77)	544
Change in operating assets and liabilities:
Accounts receivable	55,302	(71,339)
Income tax receivable	(362)	(392)
Inventory	(440)	819
Prepaid expenses and other	2,546	312
Contract assets	(43,692)	33,456
Accounts payable	(18,743)	13,636
Accrued liabilities	(5,829)	(1,141)
Operating lease liabilities	(3,101)	(3,179)
Income tax payable	(43)	(505)
Contract liabilities	(12,936)	1,391
Net cash used in operating activities	(12,699)	(9,005)
Cash flows from investing activities:
Proceeds from sale of property and equipment	683	1,189
Purchase of property and equipment	(20,108)	(16,165)
Business acquisition, net cash acquired	(42,871)	—
Net cash used in investing activities	(62,296)	(14,976)
Cash flows from financing activities:
Borrowings on credit facilities	121,000	77,007
Payments on credit facilities	(85,000)	(67,212)
Proceeds from term loan	41,991	—
Proceeds from deemed financing obligation	6,073	—
Principal payments on deemed financing obligation	(1,816)	(7,204)
Loan costs related to credit facilities	(419)	(323)
Payments of finance lease liabilities	(4,858)	(5,316)
Employee stock plans, net activity	(1,037)	445
Net cash provided by (used in) financing activities	75,934	(2,603)
Net change in cash, cash equivalents and restricted cash	939	(26,584)
Cash, cash equivalents and restricted cash at beginning of period	3,285	28,316
Cash, cash equivalents and restricted cash at end of period	$4,224	$1,732

Orion Group Holdings, Inc. and Subsidiaries

Condensed Consolidated Balance Sheets

(In Thousands, Except Share and Per Share Information)

	June 30,	December 31,
	2026	2025
	(Unaudited)
ASSETS
Current assets:
Cash and cash equivalents	$2,527	$1,588
Restricted cash	1,697	1,697
Accounts receivable:
Trade, net of allowance for credit losses of $3,146 and $3,461, respectively	113,317	175,695
Retainage	58,370	49,194
Income taxes receivable	619	256
Other current	5,049	3,531
Inventory	2,546	2,432
Contract assets	75,868	31,083
Prepaid expenses and other	8,817	12,686
Total current assets	268,810	278,162
Property and equipment, net of accumulated depreciation	129,629	88,210
Operating lease right-of-use assets, net of accumulated amortization	23,270	20,397
Financing lease right-of-use assets, net of accumulated amortization	22,430	18,360
Inventory, non-current	6,720	6,395
Other non-current	3,287	3,128
Goodwill	35,139	—
Intangible assets, net of accumulated amortization	6,955	—
Total assets	$496,240	$414,652
LIABILITIES AND STOCKHOLDERS’ EQUITY
Current liabilities:
Current debt, net of debt issuance costs	$6,203	$1,789
Accounts payable:
Trade	92,379	107,433
Retainage	1,496	1,699
Accrued liabilities	21,084	31,750
Income taxes payable	154	197
Contract liabilities	41,859	49,104
Current portion of operating lease liabilities	4,293	4,418
Current portion of financing lease liabilities	9,352	7,517
Total current liabilities	176,820	203,907
Long-term debt, net of debt issuance costs	92,959	6,085
Operating lease liabilities	27,592	24,695
Financing lease liabilities	8,379	5,878
Other long-term liabilities	26,033	15,055
Total liabilities	331,783	255,620
Stockholders’ equity:
Accumulated other comprehensive income	129	—
Preferred stock -- $0.01 par value, 10,000,000 authorized, none issued	—	—
Common stock -- $0.01 par value, 50,000,000 authorized, 41,206,521 and 40,612,139 issued; 40,495,290 and 39,900,908 outstanding at June 30, 2026 and December 31, 2025, respectively	412	406
Treasury stock, 711,231 shares, at cost, as of June 30, 2026 and December 31, 2025, respectively	(6,540)	(6,540)
Additional paid-in capital	231,117	226,369
Retained loss	(60,661)	(61,203)
Total stockholders’ equity	164,457	159,032
Total liabilities and stockholders’ equity	$496,240	$414,652

Orion Group Holdings, Inc. and Subsidiaries

Guidance – Adjusted EBITDA Reconciliation

(In Thousands)

(Unaudited)

	Year Ending
	December 31, 2026
	Low Estimate	High Estimate
Net income	$6,600	$10,600
Income tax benefit	(5,400)	(5,400)
Interest expense, net	8,900	8,900
Depreciation and amortization	29,900	29,900
EBITDA(1)	40,000	44,000
Non-cash share-based compensation	7,300	7,300
ERP implementation	1,100	1,100
Acquisition and integration costs	1,600	1,600
Adjusted EBITDA(2)	$50,000	$54,000

(1)	EBITDA is a non-GAAP measure that represents earnings before interest, taxes, depreciation and amortization.
(2)	Adjusted EBITDA is a non-GAAP measure that represents EBITDA adjusted for non-cash share-based compensation, ERP implementation, and acquisition and integration costs.

Orion Group Holdings, Inc. and Subsidiaries

Guidance – Adjusted EPS Reconciliation

(In Thousands except per share information)

(Unaudited)

	Year Ending
	December 31, 2026
	Low Estimate	High Estimate
Net income	$6,600	$10,600
Adjusting items and the tax effects:
Non-cash share-based compensation	7,300	7,300
ERP implementation	1,100	1,100
Acquisition and integration costs	1,600	1,600
Amortization of purchased intangibles	2,000	2,000
Tax rate of 23% applied to adjusting items(1)	(2,800)	(2,800)
Reversal of the impact of valuation allowances	(6,700)	(7,600)
Adjusted net income(2)	$9,100	$12,200
Adjusted EPS(2)	$0.23	$0.30

(1)	Items are taxed discretely using the Company's blended tax rate.
(2)	Adjusted net income and Adjusted EPS are non-GAAP measures that represent net income adjusted for non-cash share-based compensation, ERP implementation, acquisition and integration costs and amortization of purchased intangibles.